UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Amendment No. 1)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HANMI FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

None

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Explanatory Note
We are filing this amendment to the original definitive proxy filing solely to add Annex A—Form of Reverse Stock Split Amendment, which was inadvertently left off of the original filing. There were no other changes from the original definitive proxy filing.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 17, 2011
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
DIRECTOR COMPENSATION
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
COMMON STOCK BENEFICIALLY OWNED
PROPOSAL NO. 2 NAMED EXECUTIVE OFFICERS’ COMPENSATION
PROPOSAL NO. 3 VOTE ON THE FREQUENCY OF FUTURE SAY ON PAY VOTES
PROPOSAL 4 VOTE ON AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK
PROPOSAL NO. 5. RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
AVAILABILITY OF FORM 10-K
WHERE YOU CAN FIND MORE INFORMATION
ANNEX A FORM OF REVERSE STOCK SPLIT AMENDMENT

HANMI FINANCIAL CORPORATION
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 17, 2011

TO THE STOCKHOLDERS OF HANMI FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2011 annual meeting of stockholders of Hanmi Financial Corporation (“Hanmi Financial,” “the Company,” “we,” “us” or “our”) will be held at the Wilshire Grand Hotel, located at 930 Wilshire Boulevard, Los Angeles, California, on Wednesday, August 17, 2011 at 10:30 a.m., Pacific time for the following purposes:

1. To elect seven (7) directors to serve for terms expiring at the 2012 annual meeting of stockholders, or until their successors are elected and qualified;

2. To consider an advisory (non-binding) proposal to approve the Named Executive Officers’ compensation (“Say on Pay”);

3. To consider an advisory (non-binding) proposal to approve the frequency of future Say on Pay votes;

4. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of the Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to July 31, 2012, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split”) and (ii) proportionately reduce the number of authorized shares of our common stock by the Reverse Stock Split ratio determined by the Board of Directors;

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6. To consider any other business properly brought before the meeting.

Only stockholders of record at the close of business on June 20, 2011 are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

You are cordially invited to attend the annual meeting in person. Whether or not you plan to attend in person, please vote by signing, dating, and returning the enclosed proxy card or by telephone or internet. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

By Order of our Board of Directors,

Judith J. Kim
Corporate Secretary

Los Angeles, California
July 15, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 17, 2011

This proxy statement and the Company’s 2010 Annual Report to Stockholders are available electronically at www.hanmi.com by clicking on Investor Relations, then Corporate Governance, and then 2011 Proxy Information.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 17, 2011

The Board of Directors of HANMI FINANCIAL CORPORATION is soliciting your proxy for use at the 2011 Annual Meeting of Stockholders to be held at the Wilshire Grand Hotel, located at 930 Wilshire Boulevard, Los Angeles, California, on Wednesday, August 17, 2011, beginning at 10:30 a.m., Pacific Standard Time, and at any adjournments or postponements thereof. This Proxy Statement, the enclosed proxy card (“Proxy”), and other enclosures are first being mailed to stockholders on or about July 15, 2011.

Questions and Answers about these Proxy Materials and the Annual Meeting

Question:	Why did you send me this proxy statement?

We sent you the Proxy Statement and the enclosed proxy card because we are soliciting your vote at our annual meeting of stockholders. Our Board is providing these proxy materials to you in connection with the annual meeting. As a stockholder of record of our common stock, you are invited to attend the annual meeting, and are entitled to and requested to vote on the proposals described in this document. This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by internet or telephone.

We will begin sending this proxy statement, notice of annual meeting, and the enclosed proxy card on or about July 15, 2011 to all stockholders entitled to vote. The record date for those entitled to vote is June 20, 2011.

Along with this proxy statement, we have enclosed a copy of our Annual Report, Form 10-K, and its amendment for the fiscal year ended December 31, 2010.

Question:	Who is entitled to vote and how many votes do I have?

All stockholders who were stockholders of record of our common stock at the close of business on June 20, 2011, and only those stockholders, will be entitled to vote at the annual meeting. You have one vote for each share of our common stock you owned at the close of business on the record date.

Question:	How many shares are eligible to be voted?

As of June 20, 2011, 151,258,390 shares of our common stock were outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the annual meeting.

What is the difference between holding shares as a “record” holder and in “street name”?

• Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the annual meeting.

• Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the annual meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the meeting.

Question:	What am I being asked to vote on at the annual meeting?

You are being asked to vote on the following matters:

• Election of Directors.  The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, such indication will have no effect on the election of directors and all seven nominees will be elected.

• Advisory resolution to approve the named executive officers’ compensation (“Say- on-Pay”).  This proposal gives you the opportunity to vote for or against the compensation of the executive officers identified in our Summary Compensation Table in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion contained herein. Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board of Directors. However, the Nominating and Corporate Governance and Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

• Vote on the proposal on the frequency (every 1, 2, or 3 years) of future Say on Pay votes.  This proposal gives you the opportunity to vote on the frequency of future Say on Pay votes. Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Board of Directors may, in its sole discretion, take into account the outcome of the vote when considering the frequency of future Say on Pay votes.

• Amendment to the Company’s Amended and Restated Certificate of Incorporation to approve the Reverse Stock Split.  This proposal gives you the opportunity to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of our Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to July 31, 2012, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion and (ii) proportionately reduce the number of authorized shares of our common stock by the Reverse Stock Split ratio determined by the Board of Directors.

• Ratification of Selection of Independent Registered Public Accounting Firm.  This proposal gives you the opportunity to ratify the Board of Directors’ selection of KPMG, LLP (“KPMG”) as our independent registered public accounting firm. We are submitting the selection of KPMG for your ratification. If the stockholders do not ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain KPMG. Even if the selection is ratified, we may, in our discretion, appoint a different independent registered public accounting firm at any time during the year if we determine that such a change would be in our best interest of the Company and in the best interest of our stockholders.

Question:	How does our Board of Directors recommend that I vote on the proposals?

For the reasons set forth in more detail later in this Proxy, our Board of Directors unanimously recommends that you vote

• FOR all of the seven (7) Director nominees named in this Proxy Statement (Item 1);

• FOR the advisory resolution on Say on Pay (Item 2);

• FOR the option of every 1 year as the frequency with which stockholders are provided a future Say on Pay vote (Item 3);

• FOR the approval of the Reverse Stock Split of the Common Stock and the related proportionate reduction in the number of authorized shares of our common stock (Item 4); and

• FOR the ratification KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2011 (Item 5).

Question:	What is the required quorum at the annual meeting?

The required quorum for the transaction of business at the annual meeting is a majority of our outstanding shares of common stock. Shares voted on a matter are treated as being present for purposes of establishing a quorum.

Question:	What vote is required to approve each the proposal at the annual meeting?

• Election of Directors. Directors are elected by a plurality of votes cast. The seven (7) nominees receiving the most votes will be elected as our directors.

• Say on Pay resolution.  Approval of the Say on Pay vote requires the affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and represented and voting on this item (which shares voting affirmatively also constitute at least a majority of the required quorum).

• Vote on the proposal on the frequency of Say on Pay.  Our stockholders will have four options to choose from when voting on the advisory vote on the frequency of future advisory votes regarding named executives’ compensation: “EVERY 1 YEAR”; “EVERY 2 YEARS”; “EVERY 3 YEARS”; or “ABSTAIN.” Under our Bylaws, the option, if any, that receives the vote of a majority of the shares present in person or by proxy at the annual meeting and represented and voting on this item will be the option selected by our stockholders (which shares voting affirmatively also constitute at least a majority of the required quorum).

• Amendment to the Company’s Amended and Restated Certificate of Incorporation.  Approval of the proposal to effect the Reverse Stock Split and related reduction in the number of authorized shares of our common stock requires the approval of a majority of outstanding shares of Common Stock.

• Ratification of Selection of Independent Registered Public Accounting Firm.  Approval of the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm requires the approval of a majority of shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum).

Question:	What is the effect of broker-nonvotes and abstentions.

Abstentions and broker non-votes will be counted for purposes of determining a quorum. Your broker, however, will not be entitled to vote on the election of Directors, the advisory Say on Pay proposal, or the advisory frequency of Say on Pay proposal without your instruction. Broker non-votes will have no effect on the election of directors, or on the Say-on-Pay proposal, or the frequency of Say on Pay proposal (unless the shares voting affirmatively do not constitute a majority of the required quorum).

Your broker will be authorized to vote your shares on the Reverse Stock Split, and the proposal to ratify our independent registered public accounting firm, even if it does not receive instructions from you. Accordingly, broker non-votes will have no effect on that proposal.

Abstentions will have no effect on the election of directors, but will have the effect of a vote AGAINST the Reverse Stock Split, the ratification of our independent registered public accounting firm, the Say on Pay, and frequency of Say on Pay proposals.

Question:	How can I vote my shares?

If you hold your common stock in your own name, and not through a broker or another nominee, you may vote your shares of common stock as follows, subject to compliance with the applicable cutoff times and deadlines described below in the “— Vote by Telephone,” “— Vote by Internet,” and “— Vote by Proxy” paragraphs:

• by using the toll-free telephone number listed on the proxy card;

• by using the Internet website listed on the proxy card;

• by signing, dating and mailing the proxy card in the enclosed postage-paid envelope; or

• by attending the annual meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders in favor of our Board’s nominees and “FOR” for the Say on Pay, “FOR” the ANNUAL choice for frequency on future Say on Pay votes, “FOR” the Reverse Stock Split and “FOR” the ratification of our independent registered public accounting firm, and, at the Proxy holders’ discretion on such other matters, if any, as may properly come before the annual meeting (including any proposal to adjourn the annual meeting).

Vote by Telephone. If you hold your common stock in your own name and not through your broker or another nominee, you can vote your shares of common stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Pacific time, on August 16, 2011. Easy-to-follow voice prompts allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet. If you hold your common stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Pacific time, on August 16, 2011. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Proxy cards sent by mail must be received by August 16, 2011.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Question:	Can I change or revoke my vote after I return my proxy card?

You may revoke a proxy at any time before the vote is taken at the annual meeting by filing with our Corporate Secretary a properly executed proxy of a later date by mail, telephone or Internet, or by attending the annual meeting and voting in person. Any such filing should be made to the attention of Judith Kim, Corporate Secretary, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

Question:	How do I vote in person?

If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote the shares at the annual meeting.

Question:	How will proxies be solicited?

In addition to soliciting Proxies by mail, our officers, directors, and employees, without receiving any additional compensation, may solicit Proxies by telephone, fax, in person, or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. We have entered into an agreement with D.F. King to solicit on our behalf proxies. We expect to compensate D.F. King approximately $5,500 for these services that they will provide to us. We will pay all reasonable expenses related to the solicitation of Proxies.

Question:	Will any other matters be considered at the meeting?

We are not aware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named as proxies will have the authority to vote all properly executed proxies in accordance with the direction of the board of directors, or, if no such direction is given, in accordance with the judgment of the persons holding such proxies on any such matter, including any proposal to adjourn or postpone the meeting.

Question:	Are there any rules regarding admission to the annual meeting?

Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

• Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

• You were, or are validly acting for, a stockholder of record on the record date by:

• verifying your name and stock ownership against our list of registered stockholders, if you are the record holder of your shares;

• reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

• reviewing a written proxy that shows your name and is signed by the stockholder you are representing, in which case either the stockholder must be a registered stockholder of record or you must have a brokerage or bank statement for that stockholder as described above.

If you do not have a valid form of picture identification and proof that you owned, or are legally authorized to act as proxy for someone who owned, shares of our common stock on June 20, 2011, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, as your proof of ownership and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above.

Question:	Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual meeting except:

• To meet legal requirements;

• To assert claims for or defend claims against the Company;

• To allow authorized individuals to count and certify the results of the stockholder vote;

• If a proxy solicitation in opposition to the Board takes place; or

• To respond to stockholders who have written comments on proxy cards or who have requested disclosure.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors and Nominees

Our Certificate of Incorporation and Bylaws provide for a Board of Directors consisting of no less than five (5) and no more than eleven (11) directors, the exact number within this range to be determined by our Board of Directors, with the current number fixed at seven (7). Subject to their earlier resignation or retirement, directors elected at the annual meeting will serve until the 2012 annual meeting of stockholders and until their successors are elected and qualified.

Our Board has identified certain minimum qualifications for its directors, including having a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role, such as chief executive officer, president or partner, in a large or recognized organization or governmental entity. The Board believes that this particular qualification provides our directors with substantial experience relevant to serving as a director of our Company, including in areas such as financial management, risk assessment and management, strategic planning, human resources, management succession planning, business development, community affairs, corporate governance, and business operations. Our Board believes that each of our nominees satisfies our director qualification standards and accordingly nominates I Joon Ahn, John A. Hall, Paul Seon-Hong Kim, Joon Hyung Lee, Joseph K. Rho, William Stolte and Jay S. Yoo (President) for election to our Board of Directors. The nominees receiving the most votes will be elected. The nominees have indicated their willingness to serve. Each proxy will be voted for the election of such nominees unless instructions are given on the proxy to withhold authority to vote for them. In the event a nominee is unable to serve, your proxy will be voted for an alternative nominee as determined by our Board of Directors. All our director nominees have previously been elected by our stockholders.

None of the directors, nominees for directors, or executive officers was selected pursuant to any arrangement or understanding, other than with the directors and executive officers of Hanmi Financial acting within their capacity as such. There are no family relationships among our directors or executive officers. As of the date hereof, no directorships are held (or have been held within the last five years) by any director with a company that has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

The following tables set forth information with respect to our directors and executive officers as of the record date as well as information concerning the reasons for selecting our director nominees to our Board:

Name and Position	Age	Principal Occupation for Past Five Years and 10 Year Legal Proceedings

I Joon Ahn, Director	72	Principal Occupation:	Retired; President, Ace’s Fashion Company, a garment manufacturing company (1973 to 2001); Founder of Hanmi Bank and Hanmi Financial; former Chairman of the Board, Hanmi Financial and Hanmi Bank; former member of the Korean American Chamber of Commerce and the Southern California International Trade Federation.

			Our Board believes that Mr. Ahn should serve as a Director because our Board believes that Mr. Ahn plays a critical role in connection to the Korean-American community. Mr. Ahn has founded and served on a number of important Korean-American organizations including the Korean-American Garment Association, the Southern California Korean Federation, the Korean-American Chamber of Commerce and the Southern California International Trade Federation.
		Director Since:	1982

Name and Position	Age	Principal Occupation for Past Five Years and 10 Year Legal Proceedings

John A. Hall, Director	61	Principal Occupation:	Retired; National Bank Examiner, Office of the Comptroller of the Currency (“OCC”), a division of the U.S. Treasury Department (1974 to 2005).

			Our Board believes that Mr. Hall should serve as a Director because our Board believes that Mr. Hall’s experience as a bank regulatory examiner, both in credit and operations, is valuable to Hanmi Bank and Hanmi Financial Corporation. In his role with the OCC, he served as an examiner in charge of various larger banking institutions and served in the credit position for the Wells Fargo Large Bank Team. Additionally, our Board believes that Mr. Hall’s experience as a bank regulatory examiner has provided him with financial expertise that is valuable in his role as Audit Committee Chairman and assisting Hanmi Bank in complying with applicable regulations.
		Director Since:	February 2009

Paul Seon-Hong Kim, Director	66	Principal Occupation:	Retired; President & CEO, Center Financial Corporation and Center Bank for 9 years, converting it to a Nasdaq company with 13-fold increase in total market cap (1998 to 2007); President & CEO, Uniti Financial/Uniti Bank (2008); served in various executive capacities inclusive of CCO and CFO, Hanmi Financial/Hanmi Bank (1986 to 1998); Adjunct Professor, Cal State University (2007 to 2009);

			Our Board believes that Mr. Kim should serve as a Director based on Mr. Kim’s many years of experience and long distinguished background in the banking industry which gives him valuable financial expertise and an understanding of the Korean-American banking community that Hanmi Bank serves.
		Director Since:	February 2009

Joon Hyung Lee, Director	67	Principal Occupation:	President, Root-3 Corporation, a property management, real estate investment, and development company (1983 to present); former Chairman of our Boards, Hanmi Financial and Hanmi Bank; former President of Byucksan America, Inc.; former President of Uniko Trading Co.; former Vice President of Nait Corporation; former Assistant Professor of Business Administration at Sung Kyun Kwan University in Korea; Master of Business Administration from New York University.

			Our Board believes that Mr. Lee should serve as a Director because our Board believes that Mr. Lee’s knowledge and connections to the real estate development and investment markets are important for Hanmi Bank and make him a valuable asset to Hanmi Bank, particularly in the area of asset/liability management. In addition to his property management experience, Mr. Lee has a general contractor’s license, a real estate broker’s license as well as international trading experience. Mr. Lee’s longevity with Hanmi Bank also assists Hanmi Bank in setting its strategic direction.
		Director Since:	1989

Name and Position	Age	Principal Occupation for Past Five Years and 10 Year Legal Proceedings

William Stolte, Director	64	Principal Occupation:	Retired; Senior Executive Vice President, Union Bank of California in San Francisco (2000 to 2008); Director, Deloitte & Touche, LLP (1995 to 2000); Partner, The Secura Group (1992 to 1995); served in various capacities, including Deputy Comptroller of the Currency, Chief National Bank Examiner, Deputy Director Multinational & Regional Bank Supervision, National Bank Examiner, Office of the Comptroller of the Currency (1968 to 1992).

			In selecting Mr. Stolte to serve as a Director, our Board considered Mr. Stolte’s banking experience both as an examiner as well as a consultant to the banking industry, his financial expertise, and his ability to assist our Board in addressing the challenges confronting Hanmi Bank.
		Director Since:	April 2009

Joseph K. Rho, Chairman of our Board	70	Principal Occupation:	Retired; Current and former Chairman of the Boards, Hanmi Financial and Hanmi Bank (2007 to present; 1999 to 2002); former principal, J & S Investment (2002 to 2010); former Partner, Korea Plaza LP (1987 to 2002); former President and Owner of Joseph K. Rho Insurance Agency; former Board Member of Finance Counsel of the Los Angeles Archdiocese; former Trustee of John of God Hospital.

			In selecting Mr. Rho to serve as a Director and appointment as Chairman of Hanmi Financial and Hanmi Bank, our Board considered, in particular the importance of the Chairman’s role to ensure the effective functioning of our Board of Directors. Our Board believes that Mr. Rho is an effective coordinator of multiple Hanmi Bank constituencies, including stockholders, customers, officers, employees, community and regulators. Additionally, our Board considered the instrumental role Mr. Rho played in raising $120 million capital in 2010. Lastly, in appointing Mr. Rho as Chairman, our Board considered that Mr. Rho is the largest individual shareholder and as such, can speak to building long-term shareholder value and provides valuable insight into the concerns of stockholders and investors.
		Director Since:	1984

Jay S. Yoo, Director	64	Principal Occupation:	President and Chief Executive Officer, Hanmi Financial and Hanmi Bank (June 2008 to present); Chairman, President and Chief Executive Officer, Woori America Bank, a subsidiary of Woori Bank (2001 to 2007).

			Our Board believes that Mr. Yoo should serve as a Director because our Board believes that Mr. Yoo’s understanding of the Korean-American community, his 41 years of banking experience since 1970 as well as his past regulatory experience with the banking institutions in both New York and Seoul, Korea is a valuable asset to Hanmi Bank. Additionally, our Board further believes that it is important to have the Chief Executive Officer of Hanmi Financial serve as a director in order to effectively execute our Board’s direction.
		Director Since:	June 2008

Executive Officers

Name and Position	Age	Principal Occupation for Past Five Years and 10 Year Legal Proceedings

Jay S. Yoo, President and Chief Executive Officer	64	Current Position:	President and Chief Executive Officer, Hanmi Financial and Hanmi Bank (June 2008 to present)

		Previous Positions	Chairman, President, and Chief Executive Officer, Woori America Bank, a subsidiary of Woori Bank (2001 to 2007)

Brian E. Cho, Executive Vice President and Chief Financial Officer	51	Current Position:	Executive Vice President and Chief Financial Officer, Hanmi Financial and Hanmi Bank (December 2007 to present)

		Previous Positions	Executive Vice President and Chief Financial Officer, Wilshire Bancorp, Inc. (1992 to 2007)

Jung Hak Son, Executive Vice President and Chief Credit Officer	52	Current Position:	Senior Vice President and Chief Credit Officer, Hanmi Bank (October 2009 to present)

		Previous Positions	Senior Vice President and District Leader of various districts, Hanmi Bank (2006 to 2009)

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Hanmi Financial is committed to sound corporate governance principles. These principles are essential to running Hanmi Financial’s business efficiently and to maintaining Hanmi Financial’s integrity in the marketplace. Hanmi Financial has adopted formal Corporate Governance Guidelines to explain Hanmi Financial’s corporate governance principles to investors. Hanmi Financial has adopted a Code of Business Conduct and Ethics for employees and officers as well as for Directors. These Corporate Governance Guidelines, as well as Hanmi Financial’s Code of Business Conduct and Ethics and other governance matters of interest to investors, are available through Hanmi Financial’s website at www.hanmi.com by clicking on Investor Relations and then Corporate Governance.

The Board of Directors and Its Committees

During the fiscal year ended December 31, 2010, the Board of Directors held thirty-eight (38) meetings. Except for Director Joon Hyung Lee, no Director attended fewer than seventy-five (75%) of the aggregate number of meetings of the Board of Directors and the committees on which he served. Mr. Lee attended seventy-three (73%) of the aggregate number of meetings of the Board of Directors and the committees on which he served. Hanmi Financial’s policy is to encourage all Directors to attend all Annual and Special Meetings of Stockholders. Hanmi Financial’s 2010 Annual Meeting of Stockholders was attended by all Directors.

The Board of Directors has a process for stockholders to send communications to Directors. Hanmi Financial’s stockholders and interested parties may send communications to the Board of Directors by writing to the Board of Directors at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Board of Directors. All such communications will be relayed directly to the Board of Directors.

Any interested party wishing to communicate directly with Hanmi Financial’s independent Directors regarding any matter may send such communication in writing to Hanmi Financial’s independent Directors at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Board. Any interested party wishing to communicate directly with the Audit Committee regarding any matter, including any accounting, internal accounting controls, or auditing matter, may submit such communication in writing to Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Audit Committee. Any of the submissions may be anonymous and/or confidential. Confidentiality is a priority, and all reports will be treated confidentially to the fullest extent possible. Stockholders may communicate to the Board of Directors on an anonymous basis and submissions of complaints or concerns will not be traced. For submissions that are not anonymous, the sender may be contacted in order to confirm information or to obtain additional information.

The Board of Directors has three standing committees: the Audit Committee; the Nominating and Corporate Governance and Compensation Committee; and the Planning Committee. Each committee is governed by a charter, each of which is available through Hanmi Financial’s website at www.hanmi.com by clicking on Investor Relations and then Corporate Governance.

Audit Committee

The Audit Committee appoints an independent registered public accounting firm to conduct the annual audit of Hanmi Financial’s books and records. The Audit Committee also reviews with such accounting firm the scope and results of the annual audit, the performance by such accounting firm of professional services in addition to those related to the annual audit, and the adequacy of Hanmi Financial’s internal controls. The current members of Hanmi Financial’s Audit Committee are John A. Hall, Paul Seon-Hong Kim, Joon Hyung Lee, Joseph K. Rho and William Stolte, with Mr. Hall serving as its Chairman. Each member is an outside (or non-employee) Director and meets the independence requirements of the Securities and Exchange Commission (“SEC”) and NASDAQ. Mr. Hall, Mr. Kim, and Mr. Stolte are “audit committee financial experts” within the meaning of the current rules of the SEC. The Audit Committee held sixteen (16) meetings during the fiscal year ended December 31, 2010. See “Report of the Audit Committee of the Board of Directors.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors maintains an Audit Committee composed of a minimum of three (3) outside Directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies Rule 4350(d)(2)(A) of NASDAQ, which governs audit committee composition, because all Audit Committee members are “independent directors.”

The primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of Hanmi Financial’s financial reporting process, including: overseeing the integrity of the financial reports and other financial information provided to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; Hanmi Financial’s systems of internal accounting and financial controls; and the annual independent audit of Hanmi Financial’s financial statements.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the 2010 audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed in accordance with Statement of Auditing Standards No. 114 (as amended by AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T regarding “Communication with Audit Committees.” This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the disclosures in the financial statements, and any other matters that are required to be discussed with the Audit Committee under PCAOB standards. In addition, the Audit Committee received from the independent auditors written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditors the independent auditors’ independence.

In addition, in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations, management assessed the effectiveness of Hanmi Financial’s internal control over financial reporting as of December 31, 2010. Management based this assessment on criteria for effective internal control over financial reporting described in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of Hanmi Financial’s internal control over financial reporting and testing of the operational effectiveness of its internal control over financial reporting. At the conclusion of management’s assessment, the Audit Committee reviewed a report submitted by management on the effectiveness of Hanmi Financial’s internal control over financial reporting. The Audit Committee discussed with Hanmi Financial’s independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audits and their evaluations of Hanmi Financial’s internal controls and the overall quality of Hanmi Financial’s financial reporting. The Audit Committee also discussed the independence of the independent auditors and concluded that their services provided to Hanmi Financial, including their tax and non-audit related work, was compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Hanmi Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

The Audit Committee

John A. Hall (Chairman)
Paul Seon-Hong Kim
Joon Hyung Lee
Joseph K. Rho
William Stolte

Planning Committee

The Planning Committee recommends planning policy, new lines of business, capital and financial plans, and dividend plans to the Board of Directors, and monitors Hanmi Financial’s planning activities and Hanmi Financial’s performance against its plans and budget. During 2010, the members of the Planning Committee were William Stolte, I Joon Ahn, Paul Seon-Hong Kim, Joseph K. Rho, and Jay S. Yoo, with Mr. Stolte serving as its Chairman. The Planning Committee held nineteen (19) meetings during the fiscal year ended December 31, 2010.

Nominating and Corporate Governance and Compensation Committee

The Nominating and Corporate Governance and Compensation Committee (“NCGC Committee”) assists the Board of Directors by: identifying individuals qualified to become Directors; recommends to the Board of Directors the Director nominees for the Board of Directors and Board committees for the next Annual Meeting; develops, recommends, and implements a set of corporate governance principles applicable to Hanmi Financial; and monitors the process to determine the effectiveness of the Board of Directors and its committees.

The NCGC Committee believes that the Board of Directors as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to Hanmi Financial’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board of Directors and the evolving needs of our business.

The NCGC Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of Hanmi Financial’s business, particularly industries and growth segments that Hanmi Financial serves, such as the banking and financial services industry, as well as key geographic markets where Hanmi Financial operates. Each of Hanmi Financial’s current Directors holds or has held senior executive positions in large, complex organizations and has operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development.

The NCGC Committee also believes that each of the current Directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity or origin, background, experience, and the commitment to devote significant time and energy to service on the Board of Directors.

The NCGC Committee annually reviews the individual skills and characteristics of the Directors, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, expertise, time availability, and industry background in the context of the needs of the Board of Directors and the Company. Although the Company has no policy regarding diversity, the NCGC Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of Directors and prospective nominees to the Board of Directors. The NCGC welcomes recommendations by stockholders for Director nominees. Recommendations by any stockholder for Director nominees must be submitted in writing to the Chairman of the NCGC Committee at Hanmi Financial’s principal executive offices, no later than the last business day of January of the year that Hanmi Financial’s next Annual Meeting will be held, to be considered at such Annual Meeting. Stockholders shall include in such recommendation:

•	The name, age, and address of each proposed Director nominee;

•	The principal occupation of each proposed nominee;

•	The number of shares of voting stock of Hanmi Financial owned by each proposed nominee;

•	The name and address of the nominating stockholder;

•	The number of shares of voting stock of Hanmi Financial owned by the nominating stockholder; and

•	A letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the Board of Directors and will serve as a Director if elected.

In addition, each recommendation must set forth, in detail, the reasons why the nominating stockholder believes the proposed nominee meets the following general qualifications, which are the same qualifications used by the NCGC Committee in evaluating nominees:

•	Nominees must possess high personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of Hanmi Financial’s stockholders;

•	Nominees must have an inquisitive and objective perspective, practical wisdom, and mature judgment;

•	Nominees must possess a broad range of skills, expertise, industry knowledge, and contacts useful to Hanmi Financial’s business;

•	Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time;

•	Pursuant to the Corporate Governance Guidelines, nominees, once elected, should not serve on the boards of directors of more than two other public companies and, unless granted an exception by Hanmi Financial’s Board of Directors, nominees cannot serve simultaneously as a Director of Hanmi Financial and as a director or officer of any other depository organization other than a subsidiary bank of Hanmi Financial; and

•	Pursuant to the Corporate Governance Guidelines, nominees are encouraged to own shares of common stock of Hanmi Financial at a level that demonstrates a meaningful commitment to Hanmi Bank and Hanmi Financial, and to better align the nominee’s interests with the stockholders of Hanmi Financial.

In identifying and evaluating Director candidates, the NCGC Committee will solicit and receive recommendations, and review qualifications of potential Director candidates. The NCGC Committee also may use search firms to identify Director candidates. To enable the NCGC Committee to effectively evaluate Director candidates, the NCGC Committee also may conduct appropriate inquiries into the backgrounds and qualifications of Director candidates, including reference checks. As stated above, the NCGC Committee will consider Director candidates recommended by stockholders utilizing the same criteria as candidates identified by the NCGC Committee.

Additionally, the NCGC Committee is responsible for determining the compensation of all of Hanmi Financial’s executive officers, including Hanmi Financial’s Chief Executive Officer, as well as administering Hanmi Financial’s compensation plans. The NCGC Committee has the authority to delegate such decisions to subcommittees of the NCGC Committee. The NCGC Committee also is authorized to retain outside consultants to assist it in determining executive officer compensation.

The members of the NCGC Committee are Joon Hyung Lee, I Joon Ahn, John A. Hall, Paul Seon-Hong Kim, and Joseph K. Rho, with Mr. Lee serving as its Chairman. The NCGC Committee held seventeen (17) meetings during 2010. See “The NCGC Committee Report.”

Leadership Structure

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time. This structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Risk Oversight

The Company has a risk management program overseen by Jean Lim, the Chief Risk Officer of Hanmi Bank, who reports directly to the Bank’s Chief Executive Officer. Material risks are identified and prioritized by management, and each prioritized task is referred to a Board committee or the full Board of Directors for oversight. For example, strategic risks are referred to the full Board of Directors while financial risks are referred to the Audit Committee. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each, and annually reviews the Company’s risk management program as a whole. Also, the NCGC Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk-taking. The NCGC Committee believes the compensation program does not encourage excessive risk-taking.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Hanmi Financial’s Directors, executive officers, and any persons holding ten percent (10%) or more of Hanmi Financial’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish Hanmi Financial with copies of such reports. Specific due dates for these reports have been established, and Hanmi Financial is required to report in this Annual Report of Form 10-K/A any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 2010, Hanmi Financial believes that all persons, subject to the reporting requirements of Section 16(a), filed all required reports on a timely basis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, methodologies and our current practices with respect to the remuneration programs for the individuals listed in the Summary Compensation Table on page    (the “Named Executive Officers”). The compensation programs of our Named Executive Officers are established, evaluated and maintained by the NCGC Committee. The NCGC

Committee is comprised entirely of outside Directors that satisfy the NASDAQ listing requirements and relevant Internal Revenue Code and SEC regulations on independence.

Compensation Philosophy and Objectives

The compensation programs provided to our Named Executive Officers are designed to attract and retain high caliber banking executives, and to appropriately reward them for their achievement of business objectives that further the success Hanmi Financial, without inducing them to take excessive risk. Another objective is to encourage on-going and continued performance by offering long-term incentives, such as stock options, that align executive and shareholders’ interest. In the end, the overriding goal is to maximize shareholder value.

Methodology for Establishing Compensation

To assist the NCGC Committee in its administration of the compensation programs for the Named Executive Officers, the Human Resources Department gathers data from competing financial institutions. The compensation data is obtained from both proxy statements of publicly traded banks and from salary survey data provided by the California Department of Financial Institutions. In addition to the market data gathered by the Human Resources Department, the NCGC Committee also reviews and considers the recommendations of the Chief Executive Officer (the “CEO”).

In establishing the target compensation levels and pay mix for the Named Executive Offers, the NCGC Committee periodically reviews publicly disclosed compensation data of California banks with total assets ranging between $1.2 and $11.5 billion (the “Peer Group”), including:

Total Assets
(Billions)

Cathay Bancorp	$11.5
Center Financial Corporation	$2.1
CVB Financial Corporation	$6.7
Nara Bancorp Inc.	$3.2
Pacific Mercantile Bancorp	$1.2
PacWest Bancorp	$5.3
Sierra Bancorp	$1.3
Temecula Valley Bancorp Inc.	$1.5
Trico Bancshares	$2.1
Wilshire Bancorp Inc.	$3.4

The Peer Group was selected to include banks comparable in size and those that Hanmi Financial competes with in the market for executive talent, including three banks that are direct competitors in the Los Angeles Korean American community. The survey data was used by the NCGC Committee as a second point of reference in determining the appropriate levels of compensation and pay mix for the Named Executive Officers.

Although the decisions regarding the compensation levels are guided by the information provided from the Peer-Group and survey data, the NCGC Committee also takes into account the prevailing economic environment and our current financial condition. The objective of the NCGC Committee is to establish compensation programs that are motivating but affordable, with the purpose of aligning the interests of our Named Executive Officers with that of our stockholders.

Elements of the Compensation Program

The following describes the various components of the compensation mix that the Company provides to the Named Executive Officers, the objectives of each pay component, and how each component is used to create a total competitive compensation package.

The NCGC Committee provides the Named Executive Officers with a compensation package that includes annual base salary, short-term cash incentive compensation, long-term incentive awards, deferred compensation, executive perquisites, and a broad-based benefits program.

Annual Base Salary

Annual base salaries are the fixed portion of the Named Executive Officers’ cash compensation and are intended to reward the day-to-day aspects of their roles and responsibilities. The Named Executive Officers’ annual salaries were set at the time they first joined the bank. The initial salaries were established by taking into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities, and job performance. Hanmi Financial targets base salaries for its Named Executive Officers at market median. The NCGC Committee believes that the fiscal year 2010 base salaries of Hanmi Financial’s Named Executive Officers are competitive with companies of similar size. Pay adjustments are generally made annually, after reviewing overall company performance, individual performance and the affordability of the increase. In the past year, there were no salary adjustments. The CEO’s annual adjustment to base salary is incorporated in the Employment Agreement. In 2010, the CEO is the only Named Executive Officer who has an Employment Agreement with Hanmi. All other Named Executive Officers are employed at-will.

Short-Term Cash Incentive Compensation

In accordance with Hanmi Financial’s compensation philosophy, a significant portion of the compensation of the Named Executive Officers is performance based. For each Named Executive Officer, target bonuses are stated as a percentage of base salary. The annual bonus payable to the CEO is capped at 75% of his base salary. The annual bonuses payable to the other Named Executive Officers’ are capped at 50% of base salary.

The NCGC Committee reviews performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of the Named Executive Officers. In 2010, financial performance was measured by Asset Quality, Liquidity, Capital Adequacy, Earnings and Balance Sheet Deleveraging. These metrics were weighted differently among the various Named Executive Officers. The non-financial goal in 2010 was measured based on the Leadership Capability for each of the Named Executive Officers. No other performance goals were established by the NCGC Committee for determining the short-term cash incentive compensation for the Named Executive Officers. The individual performance of each Named Executive Officer is discussed below.

Long-Term Incentive Awards

Long-term incentive awards, such as stock options and restricted stock, are the third key component of the Named Executive Officers’ total compensation. The members of the NCGC Committee believe that employee stock ownership is a significant incentive for the Named Executive Officers to build stockholder wealth, and thereby aligning the interests of employees and stockholders. The members of the NCGC Committee also believe that equity-based compensation complements the short-term cash incentive compensation by forcing executives to recognize the impact their short-term decisions might have on long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of Hanmi Financial’s long-term success. This is also an important tool in retaining Named Executive Officers, particularly through less rewarding years.

Long-term incentive awards are granted to the Named Executive Officers pursuant to the 2007 Stock Equity Compensation Plan (the “2007 Plan”). The NCGC Committee has not established grant guidelines; rather, the size, timing, and other material terms of the long-term incentive awards for the Named Executive Officers are made at the discretion of the Board of Directors and the NCGC Committee. Factors considered by the NCGC Committee and the Board of Directors include awards to industry peers and each executive’s previous grant history. Stock Options and restricted stock grants awarded are included in the Summary Compensation Table.

The NCGC Committee approves all awards under the 2007 Plan and acts as the administrator of the 2007 Plan. Stock options granted under the 2007 Plan generally vest over a five-year period, with 20 percent becoming exercisable (vesting) on each anniversary of the grant date. All stock options are granted with a ten-year exercise term and have an exercise price equal to the fair market value of Hanmi Financial’s common stock on the grant date. Restricted stock granted under the 2007 Plan generally vests over a five-year period, with 20 percent becoming unrestricted on each anniversary of the grant date.

Deferred Compensation

Under Hanmi Financial’s Deferred Compensation Plan (“DCP”), the Named Executive Officers may defer up to 100 percent (100%) of their base salary and up to 100 percent (100%) of their short-term cash incentive compensation. The amounts deferred under the DCP are payable upon termination or retirement under the distribution schedule elected by the participant. Taxes are due upon distribution.

The DCP is intended to comply, both in form and operation, with the requirements of Internal Revenue Code Section 409A and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any payment under the DCP is subject Section 409A, it is intended that it be paid in a manner that shall comply with Section 409A, including the final regulations or any other applicable guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In 2010, no Named Executive Officers participated in the DCP.

Executive Perquisites

The Named Executive Officers and other senior management employees receive the following benefits in addition to their other compensation: gasoline card; cellular phone allowance; and automobile allowance. Chief Executive Officer, Jay S. Yoo, also received a membership in a business club and golf country club. These additional benefits of the Named Executive Officers are detailed in the Summary Compensation Table.

Broad-Based Benefits Programs

The Named Executive Officers participate in the benefit programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, short-term and long-term disability insurance, healthcare reimbursement accounts, paid vacation, and contributions to a 401(k) profit sharing retirement plan.

Severance Arrangements

The CEO’s Employment Agreement contains a provision for severance pay of a period of six (6) months in case of his involuntary termination of employment without cause, including following a change in control. The other Named Executive Officers do not have any such severance arrangements.

Compensation Policy Risk Assessment

The NCGC Committee reviews the compensation of the Named Executive Officers, as well as the overall compensation practices for the organization. Any performance incentive programs, awarding of bonus payments, and the budgeting for annual salary adjustments are reviewed and approved by the NCGC Committee before being presented to the full board of directors for ratification. An important aspect of the review is an assessment of whether the programs in any way encourage the Named Executive Officers or any other employee of Hanmi Financial to take unacceptable risk, in the short term and for the long term.

Named Executive Officers’ Compensation

The Chief Executive Officer meets with the NCGC Committee to review the Chief Executive Officer’s compensation recommendation for the other Named Executive Officers. No adjustments were made in 2010 for any of the Named Executive Officers as a result of the unprecedented decline in the economy and concurrent deterioration in the Company’s performance.

Employment Agreement with Chief Executive Officer, Jay S. Yoo

Jay S. Yoo joined Hanmi Financial and Hanmi Bank as President and Chief Executive Officer as of June 23, 2008. His Employment Agreement, as amended by Amendment to Employment Agreement, dated as of February 23, 2011, has a three-year term, which expires on June 23, 2013, and provides for a base salary of $350,000, which increases by $10,000 on June 23, 2011 and June 23, 2012, and with a target bonus of up to seventy-five percent (75%) of his annual base salary. The increase in Mr. Yoo’s base salary to $350,000 was made retroactive to June 2010.

Mr. Yoo’s bonus, which is to be paid in cash, is dependent on the attainment of certain financial goals set by the Board of Directors. The financial goals were set in early 2010, and based on the defined goals, no bonus was paid to Mr. Yoo in 2010.

In addition, under Mr. Yoo’s Employment Agreement, as amended, he is entitled to the use of a company car, a bank issued cellular telephone, membership in a business club and golf country club, and payment of reasonable business related expenses. The Amendment to his Employment Agreement also provided for the granting of an option to purchase 150,000 shares of Hanmi Financial stock. The terms of the stock options are subject to the terms and conditions set forth in the 2007 Plan. The options vest in equal installments over three years starting one year after the date of the grant. The Amendment to Mr. Yoo’s Employment Agreement also provides for the issuance of 60,000 shares of restricted stock. The terms of the restricted stock are subject to the terms and conditions set forth in the 2007 Plan. This restricted stock vests in equal installments over three years starting one year after the issuance date. Because the stock option grant and issuance of restricted stock took place at the time of the Amendment to the Employment Agreement in 2011, these equity grants are not included in Mr. Yoo’s compensation for the fiscal year ended December 31, 2010.

Compensation for Chief Financial Officer, Brian Cho

Brian E. Cho, Executive Vice President & Chief Financial Officer joined the organization in December 2007. He does not have an employment agreement and his employment is at-will. Per his employment letter executed November 1, 2007, his annual base salary is $270,000 and he is eligible to receive incentive cash compensation of up to fifty percent (50%) of his annual base salary. The bonus payable to Mr. Cho is wholly dependent on the bank’s performance and his individual performance.

In 2010, he received an annual base salary of $270,000, as well as an auto allowance of $700 per month, a cell phone allowance of $100 per month, a gas card, and other general benefits afforded to all employees. Mr. Cho’s bonus, which is to be paid in cash, is dependent on the attainment of certain financial goals set by the Board of Directors. The financial goals were set in early 2010, and based on the defined goals, no bonus was paid to Mr. Cho.

Compensation for Chief Credit Officer, Jung Hak Son

Mr. Jung Hak Son, Senior Vice President and Chief Credit Officer since December 2009, also does not have an employment agreement and his employment is at-will. His annual compensation is $210,000, and he is eligible to receive incentive cash compensation of up to forty percent (40%) of his base salary.

In 2010, he received an annual base salary of $210,000, as well as an auto allowance of $700 per month, a cell phone allowance of $100 per month, a gas card, and other general benefits afforded to all employees. Mr. Son’s bonus, which is to be paid in cash, is dependent on the attainment of certain financial goals set by the Board of Directors. The financial goals were set in early 2010, and based on the defined goals, no bonus was paid to Mr. Son.

Administrative Policies and Practices

To evaluate and administer the compensation programs of the Named Executive Officers, the NCGC Committee meets regularly, at least four times a year. In addition, the NCGC Committee also holds special meetings to discuss extraordinary items. At the end of a meeting, the NCGC Committee may choose to meet in executive session, when necessary. In 2010, the NCGC Committee met 17 times.

Stock Ownership Guidelines

The NCGC Committee has not implemented stock ownership guidelines for the Named Executive Officers; however, the NCGC Committee continues to periodically review best practices and re-evaluate whether stock ownership guidelines are consistent with our compensation philosophy and stockholders’ interests.

Tax Deductibility of Executive Officer Compensation

Internal Revenue Code Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its three other highest paid executive officers

(excluding the chief financial officer), unless certain specific and detailed criteria are satisfied. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. Based on compensation paid for services performed in 2010, the deduction taken for the compensation paid to the Named Executive Officers was not limited by Section 162(m). The NCGC Committee will continue to carefully consider the impact of Section 162(m) in determining the appropriate pay mix and compensation levels for the Named Executive Officers.

NCGC Committee Report

The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other document, including Hanmi Financial’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into any such filing by reference.

The NCGC Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and, based on such review and discussions, the NCGC Committee recommended to the Board of Directors of Hanmi Financial that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the NCGC Committee
of the Board of Directors,

Joon Hyung Lee (Chairman)
I Joon Ahn
John A. Hall
Paul Seon-Hong Kim
Joseph K. Rho

Summary Compensation Table

The following table summarizes the total compensation paid or earned by the Named Executive Officers for the fiscal years ended December 31, 2010, 2009 and 2008.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Non-Qualified
				Stock	Option	Non-Equity	Deferred	All Other
		Salary	Bonus	Awards	Awards	Incentive Plan	Compensation	Compensation
Name and		(1)	(1)(5)	(2)(3)	(2)(4)	Compensation	Earnings	(1)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jay S. Yoo,	2010	$350,000 (9)	$—	$—	$—	$—	$—	$66,456(6)	$416,456
President, Chief
Executive Officer and	2009	$326,192	$—	$27,000	$30,765	$—	$—	$63,668(6)	$447,625
Director	2008	$172,404	$—	$—	$87,619	$—	$—	$49,722(6)	$309,745
Brian E. Cho,	2010	$270,000	$—	$—	$—	$—	$—	$109,073(7)	$379,073
Executive Vice	2009	$266,885	$—	$20,250	$9,230	$—	$—	$36,522(7)	$332,887
President and Chief
Financial Officer	2008	$270,000	$—	$—	$—	$—	$—	$35,239(7)	$305,239
Jung Hak Son,	2010	$210,000	$	$—	$—	$—	$—	$91,960(8)	$301,960
Senior Vice President and	2009	$173,385	$	$13,500	$6,153	$—	$—	$36,169(8)	$229,207
Chief Credit Officer

(1)	All cash compensation and perquisites paid to the Named Executive Officers are paid by, and are the responsibility of, Hanmi Financial’s subsidiary, Hanmi Bank.

(2)	All equity awards are made by Hanmi Financial, are for shares of Hanmi Financial’s common stock, and are made pursuant to the 2007 Equity Compensation Plan (the “2007 Plan”).

(3)	Pursuant to SEC regulations regarding the valuation of equity awards, amounts in columns (e) represent the applicable full grant date fair values of stock awards in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly. For further information, see Note 12 to Hanmi Financial’s audited financial statements for the year ended December 31, 2010 included in Hanmi Financial’s Annual Report on Form 10-K filed with the SEC on March 16, 2011.

(4)	Pursuant to SEC regulations regarding the valuation of equity awards, amounts in columns (f) represent the applicable full grant date fair values of option awards in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly. For further information, see Note 12 to Hanmi Financial’s audited financial statements for the year ended December 31, 2010 included in Hanmi Financial’s Annual Report on Form 10-K filed with the SEC on March 16, 2011.

(5)	The amounts in column (d) reflect the discretionary bonuses paid to the Named Executive Officers for services performed in the prior year. Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the DCP.

(6)	Amounts consist of: a) life insurance premiums ($392 for 2010; $392 for 2009; $199 for 2008); b) company automobile ($26,711 for 2010; $26,936 for 2009; $3,967 for 2008); c) health insurance premiums ($15,315 for 2010; $11,178 for 2009; $7,613 for 2008); d) employer contributions under the 401(k) plan ($12,375 for 2010; $12,375 for 2009; $9,900 for 2008); e) club memberships ($6,971 for 2010; $8,110 for 2009; $27,454 for 2008); and f) other perquisites ($4,691 for 2010; $4,677 for 2009; $589 for 2008) such as cellular phone allowance, gasoline card, meal allowance and Holiday gift cards.

(7)	Amounts consist of: a) life insurance premiums ($392 for 2010; $392 for 2009; $398 for 2008); b) automobile allowance ($8,400 for 2010; $8,303 for 2009; $8,400 for 2008); c) health insurance premiums ($11,860 for 2010; $10,157 for 2009; $11,830 for 2008); d) employer contributions under the 401(k) plan ($12,375 for 2010; $12,375 for 2009; $11,625 for 2008); e) club memberships ($2,400 for 2010); f) retention payment ($67,500 for 2010); and g) other perquisites ($6,147 for 2010; $5,295 for 2009; $2,236 for 2008, $178 for 2007) such as cellular phone allowance, gasoline card, meal allowance and Holiday gift cards.

(8)	Amounts consist of: a) life insurance premiums ($375 for 2010; $370 for 2009); b) automobile allowance ($8,400 for 2010; $8,303 for 2009); c) health insurance premiums ($9,843 for 2010; $10,157 for 2009); d) employer contributions under the 401(k) plan ($12,375 for 2010; $10,403 for 2009); e) retention payment ($52,500 for 2010); and f) other perquisites ($8,467 for 2010; $6,936 for 2009) such as cellular phone allowance, gasoline card, meal allowance and Holiday gift cards.

(9)	This amount includes the retroactive increase in Mr. Yoo’s base salary from $330,000 to $350,000 pursuant to the terms of the Amendment to Mr. Yoo’s Employment Agreement entered into on February 23, 2011.

Grants of Plan-Based Awards

There were no stocks and option awards granted to Hanmi Financial’s Named Executive Officers during the fiscal year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

In 2000, the Company’s Board of Directors adopted the Hanmi Financial Year 2000 Stock Option Plan (“2000 Stock Option Plan”) which was approved by shareholders in May 2000. The purpose of the 2000 Stock Option Plan is to enable the Company to attract, retain and motivate officers, directors, and employees by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company’s shareholders by providing or increasing their proprietary interests in the Company. The maximum number of shares of the Company’s common stock that may be issued pursuant to options currently outstanding under the 2000 Plan is 726,891 (subject to adjustment to prevent dilution). Options are no longer being issued under the 2000 Stock Option Plan.

In 2007, our Board of Directors adopted the Hanmi Financial Corporation 2007 Plan. A key objective of the 2007 Plan is to provide more flexibility in the types of equity incentives that may be offered to employees, consultants and non-employee directors. The 2007 Plan provides for several different types of equity awards in addition to stock options and restricted stock awards. Stock options granted under the 2007 Plan generally vest over a five-year period, with 20 percent becoming exercisable 12 months following the grant date, and 20 percent thereafter on each anniversary of the grant date. All stock options are granted with a ten-year exercise term and have an exercise price equal to the fair market value of Hanmi Financial’s common stock on the date of grant. Restricted stock granted under the 2007 Plan also generally vest over a five-year period, with 20 percent becoming unrestricted 12 months following the grant date, and 20 percent thereafter on each anniversary of the grant date.

The 2007 Plan provides Hanmi Financial flexibility to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to Hanmi Financial’s success, and (iv) align the interests of plan participants with those of Hanmi Financial’s stockholders. In addition, the Board believes a robust equity compensation program is necessary to provide Hanmi Financial with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow our business. The maximum number of shares of the Company’s common stock that may be issued pursuant to equity grants under the 2007 Plan is 3,000,000. 752,667 shares were previously issued under the 2007 Plan and there were 485,600 outstanding options under the 2007 Plan.

The following table shows information as of December 31, 2010, for Hanmi Financial’s Named Executive Officers concerning unexercised options, stock that has not vested, and Equity Incentive Plan Awards.

Option Exercises and Stock Vested

The following table shows information relating to outstanding equity awards held by Hanmi Financial’s Named Executive Officers at the fiscal year ended December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
			Equity
			Incentive
			Plan
			Awards:					Market
	Number of	Number of	Number of			Number of		Value of
	Securities	Securities	Securities			Shares or		Shares or
	Underlying	Underlying	Underlying			Units of		Units of
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That		Stock That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)		Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Jay S. Yoo	70,000 (1)	—	—	$5.66	06/23/18	—		$—
	—	40,000 (2)	—	$1.35	04/08/19	16,000	(8)	$18,400	(13)
Brian E. Cho	18,000 (3)	12,000 (3)	—	$9.52	12/03/17	2,000	(9)	$2,300	(14)
	3,000 (4)	12,000 (4)	—	$1.35	04/08/19	12,000	(10)	$13,800	(15)
Jung Hak Son	8,000 (5)	2,000 (5)	—	$18.00	04/19/16	—		$—
	8,000 (6)	2,000 (6)	—	$19.44	06/30/16	—		$—
	—	—	—	$—	—	1,200	(11)	$1,380	(16)
	2,000 (7)	8,000 (7)	—	$1.35	04/08/19	8,000	(12)	$9,200	(17)

(1)	On June 23, 2008, pursuant to the 2007 Plan, 70,000 stock options were granted to Jay S. Yoo with vesting as follows: 50 percent (50%) to vest on June 23, 2009 and 50 percent (50%) to vest on June 23, 2010.

(2)	On April 8, 2009, pursuant to the 2007 Plan, 50,000 stock options were granted to Jay S. Yoo with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates.

(3)	On December 3, 2007, pursuant to the 2007 Plan, 30,000 stock options were granted to Brian E. Cho with vesting as follows: 20 percent (20%) to vest on December 3, 2008 and 20 percent (20%) to vest on each of the next four anniversary dates.

(4)	On April 8, 2009, pursuant to the 2007 Plan, 15,000 stock options were granted to Brian E. Cho with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates.

(5)	On April 19, 2006, pursuant to the Year 2000 Stock Option Plan (“2000 Plan”), 10,000 stock options were granted to Jung Hak Son with vesting as follows: 20 percent (20%) to vest on April 19, 2007 and 20 percent (20%) to vest on each of the next four anniversary dates.

(6)	On June 30, 2006, pursuant to the 2000 Plan, 10,000 stock options were granted to Jung Hak Son with vesting as follows: 20 percent (20%) to vest on June 30, 2006 and 20 percent (20%) to vest on each of the next four anniversary dates.

(7)	On April 8, 2009, pursuant to the 2007 Plan, 10,000 stock options were granted to Jung Hak Son with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates.

(8)	On April 8, 2009, pursuant to the 2007 Plan, 20,000 shares of restricted stock were awarded to Jay S. Yoo with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates. 16,000 shares remain unvested after 20% (4,000 shares) vested on April 8, 2010.

(9)	On December 3, 2007, pursuant to the 2007 Plan, 5,000 shares of restricted stock were awarded to Brian E. Cho with vesting as follows: 20 percent (20%) to vest on December 3, 2008 and 20 percent (20%) to vest on each of the next four anniversary dates. 2,000 shares remain unvested after 60% (3,000 shares) vested on December 3, 2010, 2009 and 2008, respectively.

(10)	On April 8, 2009, pursuant to the 2007 Plan, 15,000 shares of restricted stock were awarded to Brian E. Cho with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates. 12,000 shares remain unvested after 20% (3,000 shares) vested on April 8, 2010.

(11)	On November 1, 2007, pursuant to the 2007 Plan, 3,000 shares of restricted stock were awarded to Jung Hak Son with vesting as follows: 20 percent (20%) to vest on November 1, 2007 and 20 percent (20%) to vest on each of the next four anniversary dates. 1,200 shares remain unvested after 60% (1,800 shares) vested on November 1, 2010, 2009 and 2008, respectively.

(12)	On April 8, 2009, pursuant to the 2007 Plan, 10,000 shares of restricted stock were awarded to Jung Hak Son with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates. 8,000 shares remain unvested after 20% (2,000 shares) vested on April 8, 2010.

(13)	Amount calculated as follows: Closing Stock Price as of December 31, 2010 ($1.15) x Unvested Shares of Restricted Stock (16,000).

(14)	Amount calculated as follows: Closing Stock Price as of December 31, 2010 ($1.15) x Unvested Shares of Restricted Stock (2,000).

(15)	Amount calculated as follows: Closing Stock Price as of December 31, 2010 ($1.15) x Unvested Shares of Restricted Stock (12,000).

(16)	Amount calculated as follows: Closing Stock Price as of December 31, 2010 ($1.15) x Unvested Shares of Restricted Stock (1,200).

(17)	Amount calculated as follows: Closing Stock Price as of December 31, 2010 ($1.15) x Unvested Shares of Restricted Stock (8,000).

Option Exercises and Stock Vested

The following table shows information for amounts received upon exercise of options or vesting of stock by Hanmi Financial’s Named Executive Officers during the fiscal year ended December 31, 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Jay S. Yoo	10,000 (1)	$8,800 (2)	4,000(3)	$10,480(4)
Brian E. Cho	—	$—	4,000(5)	$8,810(6)
Jung Hak Son	—	$—	2,600(7)	$6,002(8)

(1)	On April 8, 2009, pursuant to the 2007 Plan, 50,000 stock options were granted to Jay S. Yoo with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates. 10,000 shares of vested stock options with exercise price of $1.35 were exercised on June 1, 2010.

(2)	Amount calculated as follows: ((Closing Stock Price as of June 1, 2010 ($2.23) minus Exercise Price ($1.35)) x Shares of Stock Options That Vested (10,000).

(3)	On April 8, 2009, pursuant to the 2007 Plan, 20,000 shares of restricted stock were awarded to Jay S. Yoo with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates.

(4)	Amount calculated as follows: Closing Stock Price as of April 8, 2010 ($2.62) x Shares of Restricted Stock That Vested (4,000).

(5)	On April 8, 2009, pursuant to the 2007 Plan, 15,000 shares of restricted stock were awarded to Brian E. Cho with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates. On December 3, 2007, pursuant to the 2007 Plan, 5,000 shares of restricted stock were awarded to Brian E. Cho with vesting as follows: 20 percent (20%) to vest on December 3, 2008 and 20 percent (20%) to vest on each of the next four anniversary dates.

(6)	Amount calculated as follows: Closing Stock Price as of April 8, 2010 ($2.62) x Shares of Restricted Stock That Vested (3,000). Closing Stock Price as of December 3, 2010 ($0.95) x Shares of Restricted Stock That Vested (1,000).

(7)	On April 8, 2009, pursuant to the 2007 Plan, 10,000 shares of restricted stock were awarded to Jung Hak Son with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) to vest on each of the next four anniversary dates. On November 1, 2007, pursuant to the 2007 Plan, 3,000 shares of restricted stock were awarded to Jung Hak Son with vesting as follows: 20 percent (20%) to vest on November 1, 2007 and 20 percent (20%) to vest on each of the next four anniversary dates.

(8)	Amount calculated as follows: Closing Stock Price as of April 8, 2010 ($2.62) x Shares of Restricted Stock That Vested (2,000). Closing Stock Price as of November 1, 2010 ($1.27) x Shares of Restricted Stock That Vested (600).

Non-Qualified Deferred Compensation Plan

Hanmi Financial’s DCP is an unfunded, unsecured deferred compensation plan. The DCP allows participants to defer all or a portion of their base salary and/or annual bonus. During 2010 none of the Named Executive Officers participated in the DCP.

Potential Payments Upon Termination

Hanmi Financial has entered into an employment agreement with its Chief Executive Officer that will require Hanmi Financial to provide compensation to the Chief Executive Officer in the event of a termination of employment or a change in control of Hanmi Financial subject to regulatory approval. The amount of compensation payable to the Chief Executive Officer in each situation is listed in the tables below.

The following table describes the potential payments upon termination for Mr. Jay S. Yoo:

Executive Benefits			Without
and Payments	Voluntary		Cause		Cause
Upon Termination(1)	Termination		Termination		Termination		Death		Disability

Compensation:
Base Salary	$—		$175,000	(2)	$—		$—		$—
Benefits and Perquisites:
Life Insurance Benefits	—		—		—		$50,000	(3)	—
Disability Income	—		—		—		—		$97,500	(4)
Accrued Vacation Pay	$37,692	(5)	$37,692	(5)	$37,692	(5)	$37,692	(5)	$37,692	(5)
Total	$37,692		$212,692		$37,692		$87,692		$135,192

(1)	Assumes the Chief Executive Officer’s date of termination is December 31, 2010.

(2)	Amount represents total base salary to be paid to the Chief Executive Officer, which is base pay equal to six months amount is calculated as follows: $350,000 (Annual Base Salary) x 0.5 year.

(3)	Amount represents proceeds from life insurance policies.

(4)	Amount represents disability income to be paid to the Chief Executive Officer until he reaches age 65.

(5)	Amount represents cash lump-sum payment for unused vacation days as of termination date.

Below is a description of the assumptions that were used in creating the table above. The descriptions of the payments below are applicable only to the Chief Executive Officer’s potential payments upon termination.

Voluntary Termination

At any time after the commencement of employment, Mr. Yoo, our Chief Executive Officer, may terminate his employment agreement. If he voluntarily resigns, including in connection with a change in control, death or disability, then he is entitled to receive no additional salary. The unvested portion of any outstanding stock option shall terminate immediately.

Without Cause Termination

Hanmi Financial may terminate Mr. Yoo’s employment agreement without a showing of “cause.” If Hanmi Financial terminates Mr. Yoo’s employment agreement without “cause,” including in connection with a change in control, subject to Mr. Yoo’s execution of an effective general release of claims and his continuing compliance with the covenants set forth in his employment agreement, Mr. Yoo shall receive an amount equal to his base salary for six months. The unvested portion of any stock options and restrictive stock shall terminate immediately.

Cause Termination

Hanmi Financial may terminate Mr. Yoo’s Employment Agreement for “cause,” which shall mean: (1) Mr. Yoo is negligent in the performance of his material duties or engages in misconduct (i.e., the intentional or negligent violation of any state or federal banking law or regulation, or Hanmi Financial’s employment policies, including but not limited to policies regarding honesty, conflict of interest, policies against discrimination, and/or employee leave policies); or (2) Mr. Yoo is convicted of or pleads guilty or nolo contendere to any felony, or is convicted of or pleads guilty or nolo contendere to any misdemeanor involving moral turpitude; or (3) Hanmi Financial is required to remove or replace Mr. Yoo by formal order or formal or informal instruction, including a requested consent order or agreement, from the Comptroller or Federal Deposit Insurance Corporation (“FDIC”) or any other regulatory authority having jurisdiction; or (4) Mr. Yoo engages in any willful breach of duty during the course of his employment, or habitually neglects his duties or has a continued incapacity to perform; or (5) Mr. Yoo fails to follow any written policy of the Board of Directors or any resolutions of the Board of Directors adopted at a duly called meeting intentionally and in a material way; or (6) Mr. Yoo engages in any activity that materially adversely affects Hanmi Financial’s reputation in the community, provided, at the time of engaging in such activity, Mr. Yoo knew or should have known that such activity would materially adversely affect Hanmi Financial’s reputation in the community; or (7) Hanmi Bank receives a Section 8(a) Order from the FDIC or a Section 8(b) Order from the FDIC; or (8) Hanmi Bank receives a cease or desist order from the California Department of Financial Institutions that is attributable to the act or omission of Mr. Yoo in any material respect. In the event of a termination for good cause, as enumerated above, Mr. Yoo shall have no right to any compensation not otherwise expressly provided for in the employment agreement.

Other Executives.

Hanmi Financial does not have an employment agreement with any other executives. Because other executives’ employment is “at-will,” Hanmi Financial does not owe any compensation to other executives in the event of a termination of employment or a change in control of Hanmi Financial other than accrued salary and accrued vacation not used.

Director Compensation

The following table sets forth certain information regarding compensation paid to persons who served as outside Directors of Hanmi Financial for the fiscal year ended December 31, 2010:

DIRECTOR COMPENSATION

					Change in
					Pension
	Fees				Value and
	Earned				Non-Qualified
	or Paid	Stock	Option	Non-Equity	Deferred	All Other
	in Cash	Awards	Awards	Incentive Plan	Compensation	Compensation
	($)	($)	($)	Compensation	Earnings	($)	Total
Name	(1)(2)	(3)	(3)	($)	($)	(1)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

I Joon Ahn	$56,850	$—	$—	$—	$—	$15,545	$72,395
John A. Hall	$78,900	$—	$—	$—	$—	$100	$79,000
Paul Seon-Hong Kim	$69,100	$—	$—	$—	$—	$15,574	$84,674
Joon Hyung Lee	$59,800	$—	$—	$—	$—	$15,552	$75,352
Joseph K. Rho	$121,800	$—	$—	$—	$—	$15,552	$137,352
William J. Stolte	$69,300	$—	$—	$—	$—	$1,788	$71,088

(1)	All cash compensation and perquisites paid to Directors are paid by Hanmi Bank, which is then reimbursed by Hanmi Financial.

(2)	Each Director who is not an employee of Hanmi Financial (an outside Director) is paid a monthly retainer fee of $3,000 and $1,000 for attendance at Board of Directors meetings ($500 for telephonic attendance at Board meetings). In addition, the Chairman of the Board receives an additional $1,500 each month. The Audit Committee Chairman receives an additional $1,000 each month. The chairmen of the remaining committees receive an additional $500 each month, and committee members receive an additional $100 each for attending committee meetings ($50 each for telephonic attendance at committee meetings). In addition, each Director who is not an employee of Hanmi Financial (an outside Director) is paid as follows for time spent above and beyond attendance at Board of Directors and committee meetings for special Company business, e.g., meetings with regulators, shareholders and other stakeholders, for less than 2 hours, $100, for 2-5 hours, $200, and for more than 5 hours, $400.

(3)	Outstanding Equity Awards at Fiscal Year-End — The following table shows information as of December 31, 2010 for Hanmi Financial’s Directors concerning unexercised stock options:

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised			Option
	Options (#)		Options (#)		Option Exercise	Expiration
Name	Exercisable		Unexercisable		Price ($)	Date

I Joon Ahn	24,000	(a)	—		$21.63	11/15/16
	4,000	(b)	16,000	(b)	$1.35	04/08/19
John A. Hall	4,000	(b)	16,000	(b)	$1.35	04/08/19
Paul Seon-Hong Kim	4,000	(b)	16,000	(b)	$1.35	04/08/19
Joon Hyung Lee	24,000	(a)	—		$21.63	11/15/16
	—		16,000	(b)	$1.35	04/08/19
Joseph K. Rho	24,000	(a)	—		$21.63	11/15/16
	4,000	(b)	16,000	(b)	$1.35	04/08/19
William J. Stolte	4,000	(c)	16,000	(c)	$1.57	04/22/19

(a)	On November 15, 2006, pursuant to the 2000 Plan, 24,000 stock options were granted to each Director with vesting as follows: 33.33 percent (33.33%) to vest on November 15, 2007 and 33.33 percent (33.33%) on each of the next two anniversary dates.

(b)	On April 8, 2009, pursuant to the 2007 Plan, 20,000 stock options were granted to each Director with vesting as follows: 20 percent (20%) to vest on April 8, 2010 and 20 percent (20%) on each of the next four anniversary dates.

(c)	On April 22, 2009, pursuant to the 2007 Plan, 20,000 stock options were granted to Mr. Stolte with vesting as follows: 20 percent (20%) to vest on April 22, 2010 and 20 percent (20%) on each of the next four anniversary dates.

(4)	The amounts in column (g) consist of:

	Health	Life		Total
	Insurance	Insurance		All Other
Name	Premiums	Premiums	Gift Card	Compensation

I Joon Ahn	$15,315	$130	$100	$15,545
John A. Hall	$—	$—	$100	$100
Paul Seon-Hong Kim	$15,315	$159	$100	$15,574
Joon Hyung Lee	$15,315	$137	$100	$15,552
Joseph K. Rho	$15,315	$137	$100	$15,552
William J. Stolte	$1,552	$136	$100	$1,788

NCGC Committee Interlocks and Insider Participation

Joon H. Lee, I Joon Ahn, John Hall, Paul Seon-Hong Kim, Joseph K. Rho served as members of the NCGC Committee during the last completed fiscal year. No member of the NCGC Committee was an officer or employee of Hanmi Financial or Hanmi Bank during the fiscal year ended December 31, 2010 or at any prior time. No member of the NCGC Committee is or was on the compensation committee of any other entity whose officers served either on the Board of Directors or on the NCGC Committee of Hanmi Financial.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information pertaining to “beneficial ownership” (as defined below) of Hanmi Financial’s common stock, by (i) individuals or entities known to Hanmi Financial to own more than five percent (5%) of the outstanding shares of Hanmi Financial’s common stock, (ii) each Director and nominee for election, (iii) the Named Executive Officers, and (iv) all Directors and executive officers of Hanmi Financial as a group. The information contained herein has been obtained from Hanmi Financial’s records and from information furnished to Hanmi Financial by each individual or entity. Management knows of no other person who owns, beneficially or of record, either individually or with associates, more than five percent (5%) of Hanmi Financial’s common stock.

The number of shares “beneficially owned” by a given stockholder is determined under SEC Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a Director, Director nominee, principal stockholder, or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under stock options or otherwise, within 60 days of the date hereof. Except as otherwise indicated, the address for each of the following persons is Hanmi Financial’s address. Unless otherwise noted, the address for each stockholder listed on the “Common Stock Beneficially Owned” table below is: c/o Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. The following information is as of June 20, 2011.

COMMON STOCK BENEFICIALLY OWNED

		Percent of
	Number of	Shares
Name and Address of Beneficial Owner	Shares	Outstanding

BlackRock, Inc.(1)	8,622,795	5.70%
Joseph K. Rho, Chairman of the Board(2)(3)(4)	2,966,838	1.96%
Joon Hyung Lee, Director(3)(5)	2,461,275	1.63%
I Joon Ahn, Director(2)(3)(4)	1,524,526	1.01%
Paul Seon-Hong Kim, Director(3)(6)	246,724	*
Jay S. Yoo, President and Chief Executive Officer, Director(7)	306,000	*
Brian E. Cho, Executive Vice President and Chief Financial Officer(8)	94,000	*
Jung Hak Son, Executive Vice President and Chief Credit Officer(9)	60,000	*
William J. Stolte, Director(3)(10)	55,000	*
John A. Hall, Director(3)(6)	35,000	*
All Directors and Executive Officers as a Group (9 in Number)	7,749,363	5.11%

(1)	Based on a Schedule 13G/A filed on February 4, 2011 with the SEC under the Securities Exchange Act of 1934, as amended, by BlackRock, Inc. (“BlackRock”). The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(2)	Includes 24,000 options and 8,000 options that are presently exercisable under the 2000 Plan and the 2007 Plan, respectively.

(3)	Includes 9,000 shares of restricted stock.

(4)	Shares beneficial ownership with his spouse.

(5)	Includes 24,000 options and 4,000 options that are presently exercisable under the 2000 Plan and the 2007 Plan, respectively.

(6)	Includes 8,000 options that are presently exercisable under the 2007 Plan.

(7)	Includes 130,000 options that are presently exercisable under the 2007 plan and 52,000 shares of restricted stock.

(8)	Includes 24,000 options that are presently exercisable under the 2007 Plan and 11,000 shares of restricted stock

(9)	Includes 18,000 options and 4,000 options that are presently exercisable under the 2000 Plan and the 2007 Plan, respectively, 2,000 options under the 2000 Plan that will become exercisable within 60 days, and 7,200 shares of restricted stock.

(10)	Includes 8,000 options that are presently exercisable under the 2007 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2010 relating to equity compensation plans of Hanmi Financial pursuant to which grants of options, restricted stock awards or other rights to acquire shares may be granted from time to time.

				Number of Securities
				Remaining Available for
	Number of Securities to be		Weighted-Average	Future Issuance Under
	Issued Upon Exercise of		Exercise Price of	Equity Compensation
	Outstanding Options,		Outstanding Options,	Plans (Excluding
	Warrants and Rights		Warrants and Rights	Securities
	(a)		(b)	Reflected in Column(a))

Equity Compensation Plans Approved By Security Holders	1,066,891		$11.93	2,446,333
Equity Compensation Plans Not Approved By Security Holders	2,000,000	(1)	$1.20	2,000,000

Total Equity Compensation Plans	3,066,891		$4.93	4,446,333

(1)	Reflects warrants issued to Cappello Capital Corp. in connection with services it provided to us as a placement agent in connection with our best efforts public offering and as our financial adviser in connection with our completed rights offering. The warrants were immediately exercisable when issued at a purchase price of $1.20 per share of our common stock and expire on October 14, 2015. The warrants may be exercised for cash or by “cashless exercise”. The exercise price and number of shares subject to the warrants are subject to adjustment for, among other events, stock splits and stock dividends.

Certain Relationships and Related Transactions

Some of Hanmi Financial’s Directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi Financial or Hanmi Bank in the ordinary course of Hanmi Financial’s business, and Hanmi Financial expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend included in such transactions were made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness who were not affiliated with Hanmi Financial and, in the opinion of management, did not involve more than a normal risk of repayment or present other unfavorable features. Hanmi Bank has an outstanding home equity loan to Jung Hak Son for $99,000 at a 3.25% interest rate. Mr. Son obtained this loan in 2007, before he became an executive officer, as a participant in a discount loan program offered to all employees of Hanmi Bank.

Review, Approval or Ratification of Transactions With Related Persons

Hanmi Financial has adopted a Related Person Transaction Policy (“Policy”). The Policy provides that executive officers, Directors, five-percent (5%) stockholders, and their family members, and entities for which any of those persons serve as officers or partners or in which they have a ten percent (10%) or greater interest, must notify Hanmi Financial’s Corporate Secretary before entering into transactions or other arrangements with Hanmi Financial or any of its affiliates (other than loans subject to Regulation O promulgated by the Board of Governors of the Federal Reserve System) if the amount exceeds $25,000. Hanmi Financial’s Corporate Secretary will determine whether, under the guidelines in the Policy, the transaction or arrangement should be submitted to the Audit Committee for approval. In determining whether to submit proposed transactions to the Audit Committee for consideration, Hanmi Financial’s Corporate Secretary will consider, among other things, the aggregate value of the proposed transaction, the benefits to Hanmi Financial of the proposed transaction, and whether the terms of the proposed transaction are comparable to the terms available to an unrelated third party and employees generally. The Policy also includes provisions for the review and possible ratification of transactions and arrangements that are entered into without prior review under the Policy. During 2010, neither Hanmi Financial nor any of its affiliates entered into any related party transactions that required review, approval, or ratification under the Policy.

Director Independence

The Board of Directors has determined that all of its Directors are independent under the applicable listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), except for Jay S. Yoo, who also serves as the President and Chief Executive Officer of Hanmi Financial.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ALL SEVEN NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2

NAMED EXECUTIVE OFFICERS’ COMPENSATION

As provided by the Dodd-Frank Act and recent SEC rulemaking, we are asking our stockholders to approve an advisory resolution regarding compensation paid to named executives as described in the CD&A, the compensation tables and related disclosures. This item, known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on our 2010 compensation decisions and policies for our named executives as discussed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executives and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our stockholders to indicate their support for our executive compensation program for our named executives and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee may, in each of their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements. Under our By-laws, this proposal will be approved if it receives the affirmative vote of a majority of shares present in person or by proxy and voting at the annual meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections of this Proxy Statement for a detailed discussion of the Company’s executive compensation program for our named executives.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSDATION PAID TO THE COMPANY’S NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

VOTE ON THE FREQUENCY OF FUTURE SAY ON PAY VOTES

In Item 2 above, the Company’s stockholders are asked to cast an advisory Say on Pay vote. Pursuant to the Dodd-Frank Act and recent SEC rulemaking, at least once every six years the Company is required to ask stockholders to cast an advisory vote on how often the Company should include in its proxy materials for future stockholder meetings the Say on Pay vote similar to Item 2. Under this Item 3, stockholders may vote to have the Say on Pay vote every 1 year, every 2 years or every 3 years or abstain from voting.

Voting and Effect of Vote

The proxy card provides stockholders with four choices for voting on Item 3: EVERY 1 YEAR, EVERY 2 YEARS, EVERY 3 YEARS, or ABSTAIN. Under our By-laws, the option, if any, that receives the vote of a majority of shares represented in person or by proxy and voting at the annual meeting will be the frequency for the advisory vote on executive compensation that has been selected by our stockholders (which shares voting for any one proposal also constitute at least a majority of the required quorum).

The Board values the opinions of the Company’s stockholders as expressed through their votes on this Item 3. Although the vote is advisory and not binding on the Board, the Board will carefully consider the outcome of this vote when making future decisions regarding the frequency of Say on Pay votes.

Board Recommendation

After careful consideration of the most appropriate frequency for the Say on Pay vote, the Board has determined that an advisory vote on executive compensation that occurs every year is the best alternative for the Company and its stockholders. In formulating its recommendation, the Board considered that an annual Say on Pay vote will allow our stockholders to provide their input on named executives’ compensation on the most frequent basis, which the Board believes is the optimum method for utilizing the important Say on Pay communication. If the Say on Pay vote is held less frequently than annually, the compensation being voted upon and the results of the vote may be confusing and less clear to both stockholders and the Board. Further, an annual Say on Pay vote aligns with the Board’s annual decision-making on named executives’ compensation as described in this proxy statement. Therefore our Board recommends that you vote to hold an advisory vote on executive compensation annually.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE OPTION OF EVERY 1 YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED A SAY ON PAY VOTE.

PROPOSAL 4

VOTE ON AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

Our Board has adopted resolutions (1) declaring that an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our common stock for their approval at this annual meeting.

The form of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split will be substantially as set forth on Annex A (subject to any changes required by applicable law). If approved by our stockholders, the Reverse Stock Split would permit (but not require) the Board of Directors to effect a reverse stock split of our common stock at any time prior to July 31, 2012 by a ratio of not less than one for two and not more than one-for-twenty, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, no less than two and no more than twenty shares of existing common stock, as determined by the Board of Directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will then be rounded-up, depending upon the reverse stock split ratio determined by our Board. The amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split, if any, will include only the reverse split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, we will also proportionately reduce the number of authorized shares of our common stock in connection with approval of our Reverse Stock Split, as described below in “— Authorized Shares.” Accordingly, we are also proposing to adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the total number of authorized shares of common stock, depending on the reverse split ratio determined by our Board. If the Board of Directors abandons the Reverse Stock Split, it will also abandon the related proposed reduction in the number of authorized shares of common stock.

To avoid the existence of fractional shares of our common stock, the Company will round up any fractions to the next whole share.

Background and Reasons for the Reverse Stock Split

Our Board is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of our common stock to make our common stock more attractive to a broader range of institutional and other investors. In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In addition to increasing the price of our common stock, we believe that a Reverse Stock Split will provide us and our stockholders with other benefits. Currently, the fees that we pay to list our shares on the NASDAQ Global Select Market are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Amended and Restated Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on July 31, 2012, the Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, a minimum of two and a maximum of twenty shares of existing common stock will be combined into one new share of common stock. The number of shares of common stock issued and outstanding will therefore be rounded-up, depending upon the reverse stock split ratio determined by the Board of Directors. The table below shows, as of June 1, 2011, the number of authorized and issued shares of common stock (including Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Approximate Number of Authorized and Issued
Reverse Stock Split Ratio	Shares of Common Stock Following the Reverse Stock Split

1-for-2	77,945,445
1-for-3	51,963,630
1-for-4	38,972,723
1-for-5	31,178,178
1-for-6	25,981,815
1-for-7	22,270,128
1-for-8	19,486,362
1-for-9	17,321,210
1-for-10	15,589,089
1-for-11	14,171,900
1-for-12	12,990,908
1-for-13	11,991,607
1-for-14	11,135,064
1-for-15	10,392,726
1-for-16	9,743,181
1-for-17	9,170,053
1-for-18	8,660,605
1-for-19	8,204,784
1-for-20	7,794,545

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive a rounded-up share of the Company stock. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be listed on the NASDAQ Global Select Market under the symbol “HAFC”, although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that a reverse stock split has occurred.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock or payment in lieu of any fractional share interest, if applicable.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold fractional shares, because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio, will have their corresponding fractions rounded-up to make a whole.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be rounded-up proportionately based upon the reverse stock split ratio determined by the Board of Directors and no cash payment will be made as a result of such rounding.

Authorized Shares

If and when the Board of Directors elects to effect the Reverse Stock Split, we will also reduce the number of authorized shares of common stock in proportion to the reverse stock split ratio. The reduction in the number of authorized shares would be effected by the filing of the certificate of amendment, as discussed above. The table below shows the number to which authorized shares of common stock will be reduced resulting from the listed hypothetical reverse stock split ratios indicated below:

Number of Authorized Shares of Common Stock
Reverse Stock Split Ratio	Following the Reverse Stock Split

1-for-2	250,000,000
1-for-3	166,666,667
1-for-4	125,000,000
1-for-5	100,000,000
1-for-6	83,333,334
1-for-7	71,428,572
1-for-8	62,500,000
1-for-9	55,555,556
1-for-10	50,000,000
1-for-11	45,454,546
1-for-12	41,666,667
1-for-13	38,461,539
1-for-14	35,714,286
1-for-15	33,714,286
1-for-16	31,250,000
1-for-17	29,411,765
1-for-18	27,777,778
1-for-19	26,315,790
1-for-20	25,000,000

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ration that is ultimately determined by the Board of Directors.

Accounting Matters

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered, and the holding period for the common stock received should include the holding period for the common stock surrendered. The Federal income tax consequence of the receipt of an additional share of Common Stock in lieu of a fractional interest is not clear. If the receipt of a portion of an additional share of Common Stock is taxed as a dividend, however, any tax liability association with such receipt is not expected to be material.

Non-U.S. Holders

The discussion in this section is addressed to a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual (“non-U.S.-holders”). Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

The Federal income tax consequence of the receipt of an additional share of Common Stock in lieu of a fractional interest is not clear. If the receipt of a portion of an additional share of Common Stock is taxed as a dividend, however, any tax liability association with such receipt is not expected to be material.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required to Approve the Amendment and Recommendation

Under Delaware law and our charter documents, the affirmative vote of holders of a majority of the shares of common stock outstanding as of the Record Date is required to approve the Reverse Stock Split and proportionate reduction in our authorized shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

PROPOSAL NO. 5.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We are asking stockholders to ratify the appointment by our Audit Committee of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2010 and has served as our independent registered public accounting firm since 2001. KPMG has advised us that KPMG has no direct or indirect financial interest in us. Representatives of KPMG are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider this appointment. Under applicable SEC regulations, the selection of the independent auditors is solely the responsibility of the Audit Committee.

The following table sets forth information regarding the aggregate fees billed for professional services rendered by KPMG for the fiscal years ended December 31, 2010 and 2009:

	2010	2009

Audit Fees (1)	$725,356	$758,998
Tax Fees (2)	102,931	54,000
All Other Fees	—	—

	$828,287	$812,998

(1)	Audit Fees represented fees for professional services provided in connection with the integrated audit of our financial statements and review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and professional services related to consent and comfort letters issued in connection with our filing of registration statements. Audit Fees for 2009 were adjusted for fees billed in 2010 relating to the 2009 audit.

(2)	Tax Fees included tax compliance, tax advice and tax planning services.

There were no other fees billed by KPMG for advice or services rendered to us other than as described above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established “Pre-Approval Policies and Procedures” for independent auditor services. Any proposed services not pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. In 2010 and 2009, the Audit Committee Chairman was permitted to approve fees up to $25,000 with the requirement that any pre-approval decisions be reported to the Audit Committee at its next scheduled meeting. The only non-audit service provided by the independent auditors was the preparation of our income tax return, which was 12.4 percent and 6.6 percent of the aggregate fees billed by KPMG for the fiscal years ended December 31, 2010 and 2009, respectively. The Audit Committee pre-approved this work and the related fees.

Ratification

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, we are submitting the selection of KPMG to the stockholders for ratification to obtain our stockholders views. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of our Board of Directors determines that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and voting at the annual meeting will be required to ratify the selection of KPMG.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Our Board of Directors knows of no business other than that described herein that will be presented for consideration at the annual meeting. If, however, other business shall properly come before the annual meeting, the persons named in the Proxy intend to vote the shares represented by the Proxies on such matters in accordance with the recommendation of our Board of Directors, or in the absence of a recommendation, in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Any stockholder proposal intended to be included in our proxy statement for the 2012 annual meeting must be received by us for inclusion in the proxy statement and form of proxy for that annual meeting by no later than March 16, 2012; provided, however, if the if the date of the 2012 meeting is changed by more than 30 days from the anniversary of the 2011 annual meeting, then the deadline is a reasonable time before we begin to print and send out our proxy materials. Pursuant to our Bylaws, any other stockholder proposal to be presented at any annual meeting must be received by our Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the 2011 annual meeting (August 17, 2011). However, in the event that the annual meeting is called for on a date that is not within thirty (30) days before or after such anniversary date, in order to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper form, the stockholder’s notice must contain such information as is required by our Bylaws and applicable law.

For any stockholder proposal that is not submitted for inclusion in next year’s Proxy Statement and is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if we (i) do not receive notice of the stockholder proposal prior to the close of business on May 31, 2012 or (ii) receive notice of the proposal before the close of business on May 31, 2012, and advises stockholders in the Proxy Statement about the nature of the matter and how management intends to vote, provided, however, if the if the date of the 2011 meeting is changed by more than 30 days from the anniversary of the 2011 annual meeting, then the deadline is a reasonable time before Hanmi Financial begins to print and send out its proxy materials.

In addition to any other applicable requirements, for a nomination of a Director to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of Hanmi Financial (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the 2011 annual meeting. However, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth such information as is required by our Bylaws and applicable law.

AVAILABILITY OF FORM 10-K

Our Annual Report for 2010 is included in the mailing with this proxy statement. We will provide to any stockholder, without charge and by first class mail, upon the written request of that stockholder, a copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010 as filed with the SEC. Such requests should be addressed to: Investor Relations Officer, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, (213) 382-2200. The Annual Report on Form 10-K, as amended, includes a list of exhibits. If you wish to receive copies of the exhibits, Hanmi Financial will send them to you. Expenses for copying and mailing the copies of the exhibits will be your responsibility. In addition, the SEC maintains an Internet site at www.sec.gov that contains information Hanmi Financial files with them.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

By Order of our Board of Directors,

/s/  Joseph K. Rho
Joseph K. Rho
Chairman of our Board

ANNEX A

FORM OF REVERSE STOCK SPLIT AMENDMENT

Article IV, paragraph 1 of the Amended and Restated Certificate of Incorporation, as amended, of Hanmi Financial Corporation is hereby amended and restated in its entirety to read as follows

Paragraph 1.  The Corporation is authorized to issue two classes of stock, designated, respectively, Common Stock and Preferred Stock. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is          +      million (          +          ), of which     %      million (     %) shares shall be Common Stock, with par value of $0.001 per share, and ten million (10,000,000) of which shall be Preferred Stock, with par value of $0.001 per share, issuable in one or more series. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, each [          ]* shares of Common Stock issued and outstanding immediately prior to the Effective Time (including any treasury shares) shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. For each holder of Common Stock, the number of shares held before the Reverse Stock Split will be divided by [          ]* and, if the resulting number is not a whole number, then such number will be rounded up to the next nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding of fractional numbers as described above.”

The remaining paragraphs of Article IV shall not be affected by the foregoing amendment.

+ Whole number between 260,000,000 and 26,000,000 as determined by the Board of Directors in its sole discretion.

% Whole number between 250,000,000 and 25,000,000 as determined by the Board of Directors in its sole discretion.

* Whole number between two (2) and twenty (20) as determined by the Board of Directors in its sole discretion.

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL
Hanmi Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 p.m., California time, on August 16, 2011.
VOTE BY INTERNET—www.investorvote.com/HAFC
Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 p.m., California time, on August 16, 2011. Have your proxy card in hand when you access the web site and follow the instructions.
VOTE BY TELEPHONE—1-800-652-VOTE (8683).
Use any touch-tone telephone to transmit your voting instructions no later than 11:59 p.m., California time, on August 16, 2011. Have your proxy card in hand when you call and follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Hanmi Financial Corporation, c/o Investor Relations; 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, (213) 382-2200. Proxy cards sent by mail must be received by August 16, 2011.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR	KEEP THIS PORTION FOR YOUR RECORDS
BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

PROXY
HANMI FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS — AUGUST 17, 2011
     The undersigned stockholder(s) of Hanmi Financial Corporation hereby nominates and appoints Joon Hyung Lee and Judith Kim, and each of them, the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote all stock of Hanmi Financial Corporation that the undersigned is entitled to vote at the Annual Meeting of Hanmi Financial Corporation to be held at the Wilshire Grand Hotel, located at 930 Wilshire Boulevard, Los Angeles, California on Wednesday, August 17, 2011, beginning at 10:30 a.m., California time, and at any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE OF FOR OUR BOARD’S NOMINEES,
“FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION PAID TO THE
COMPANY’S NAMED EXECUTIVES, “FOR” THE OPTION OF EVERY YEAR AS THE FREQUENCY
WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE
COMPENSATION, “FOR” AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON
STOCK, AND “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE
INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY
TO AND SHALL BE VOTED “FOR” OUR BOARD’S NOMINEES AND “FOR” PROPOSALS 2, 4 AND 5
AND “FOR” EVERY 1 YEAR AS THE FREQUENCY OF THE ADVISORY VOTE ON NAMED
EXECUTIVE COMPENSATION.
IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE
VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS,
OR, IF NO DIRECTION IS GIVEN, IN ACCORDANCE WITH THE DISCRETION AND JUDGMENT OF
THE PROXY HOLDERS.
     THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
     PLEASE SIGN AND DATE ON THE REVERSE SIDE.

▼DETACH PROXY CARD HERE ▼
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 17, 2011
     This Proxy Statement for the Annual Meeting and our Annual Report for 2010 are available on Hanmi Financial Corporation’s website at www.hanmi.com by clicking on Investor Relations, then Corporate Governance, and then 2010 Proxy Information.
Our Board of Directors recommends a vote “FOR” all nominees.
1.	ELECTION OF DIRECTORS — To elect the following seven nominees to serve as Directors of Hanmi Financial Corporation for terms expiring at the 2012 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Director Nominee:	I Joon Ahn	☐ For	☐ Withhold Authority to Vote

Director Nominee:	John A. Hall	☐ For	☐ Withhold Authority to Vote

Director Nominee:	Paul Seon-Hong Kim	☐ For	☐ Withhold Authority to Vote

Director Nominee:	Joon Hyung Lee	☐ For	☐ Withhold Authority to Vote

Director Nominee:	Joseph K. Rho	☐ For	☐ Withhold Authority to Vote

Director Nominee:	William Stolte	☐ For	☐ Withhold Authority to Vote

Director Nominee:	Jay S. Yoo	☐ For	☐ Withhold Authority to Vote
2.	RESOLUTION TO APPROVE THE NAMED EXECUTIVE OFFICERS’ COMPENSATION. To consider an advisory (non-binding) proposal to approve the Named Executive Officers’ compensation (“Say on Pay”).

☐ For	☐ Against	☐ Abstain
3.	VOTE ON THE PROPOSAL ON THE FREQUENCY (EVERY 1, 2, OR 3 YEARS) OF THE FUTURE ADVISORY VOTES REGARDING NAMED EXECUTIVES’ COMPENSATION. To consider an advisory (non-binding) proposal to approve the frequency of future Say on Pay votes.

☐ One Year	☐ Two Years	☐ Three Years	☐ Abstain
4	AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT. To approve (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to July 31, 2012, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, and (ii) proportionately reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the Board of Directors.

☐ For	☐ Against	☐ Abstain

5.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

☐ For	☐ Against	☐ Abstain
6.	OTHER BUSINESS — To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi Financial or its Board of Directors at the Annual Meeting.

☑ Please mark votes as in this example.	I (We) do ☐ do not ☐ expect to attend the Annual Meeting.

Number of Persons:

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: Please sign and date below.
Number of Shares:
Please Print Name
Please Print Name
Dated:
Signature of Stockholder
Signature of Stockholder
(Please date this Proxy and sign your
name as it appears on your stock
certificates. Executors,
administrators, trustees, etc.,
should give their full duties. All
joint owners should sign.)
▲PLEASE DETACH HERE▲
You must detach this portion of the Proxy Card before returning it in the enclosed envelope.